Capitoline Advisors, Inc.

880 Third Avenue, 7th Floor

New York, NY 10017

Office Rental Agreement

This document is to serve as the office space/office equipment rental agreement between AMEREX Companies, Inc. (AMEREX) as lessee and Capitoline Advisors, Inc. (CAPITOLINE) as Lessor

AMEREX desires to rent office space and usage of office equipment, furniture and other office needs on a month-to-month basis.

Rental fee is to be $1,500 monthly for usage on one office and usage of office equipment, furniture and other basic office needs.  Rental can be cancelled without notice.

This agreement becomes binding with the signature of the Lessee and Lessor date this first day of December 2005.

Lessee

Lessor

Amerex Companies, Inc

Capitoline Financial Group, Inc

1105 N. Peoria

880 Third Avenue, 7th Floor

Tulsa, OK 74116

New York, NY 10017

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Ron Brewer

Robert Roever

Chief Operating Officer